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                                                                   EXHIBIT 23.2

The Board of Directors
OTG Software, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 (filed June 7, 2001) of OTG Software, Inc. of our report dated January 24, 2001, relating to the consolidated balance sheets of OTG Software, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Form 10-K of OTG Software, Inc. filed on March 7, 2001.

                                                        /s/ KPMG LLP
                                                        KPMG LLP

McLean, Virginia
June 7, 2001